UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 26, 1996



SOUTHWESTERN PUBLIC SERVICE COMPANY
(Exact name of registrant as specified in its charter)

       New Mexico                        1-3789                  75-0575400
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
incorporation or organization)                              Identification No.)

            Tyler at Sixth, Amarillo, Texas 79101
(Address of principal executive offices)   (Zip Code)

Registrant's Telephone Number, including area code (806) 378-2121

ITEM 5. OTHER EVENTS

     Reference is made to the press release filed as an exhibit hereto for information with respect to the June 26, 1996 Federal Energy Regulatory Commission order setting a schedule for its consideration of the proposed merger of Southwestern Public Service Company and Public Service Company of Colorado to create New Century Energies, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits.      The following exhibit is filed herewith:

            99            Press Release, dated June 27, 1996, of Southwestern
                           Public Service Company.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


SOUTHWESTERN PUBLIC SERVICE COMPANY

Doyle R. Bunch II
Executive Vice President
Accounting and Corporate Development


DATE: July 1, 1996